 As filed with the Securities and Exchange Commission on February 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLID POWER, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-1888095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

486 S. Pierce Avenue, Suite E

Louisville, CO 80027

(Address of principal executive offices, including zip code)

Solid Power, Inc. 2021 Equity Incentive Plan

(Full title of the plan)

James Liebscher

Chief Legal Officer

Solid Power, Inc.

486 S. Pierce Avenue, Suite E

Louisville, CO 80027

(303) 219-0720

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kevin L. Vold Polsinelli PC 1401 Eye Street, NW, Suite 800 Washington, DC 20005 Telephone: (202) 783-3300 Facsimile: (202) 783-3535

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 8,950,544 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Solid Power, Inc. (the “Registrant”) that are issuable at any time or from time to time pursuant to the Solid Power, Inc. 2021 Equity Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed for the Plan (File No. 333-262714) with the Securities and Exchange Commission (the “Commission”) on February 14, 2022, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)        The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the Commission on February 28, 2024;

(b)        The Registrant’s Current Report on Form 8-K filed with the Commission on January 16, 2024 (other than portions furnished or otherwise not deemed to be filed); and

(c)        The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 23, 2021 (File No. 001-40284) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit/Annex	Filing Date
4.1	Second Amended and Restated Certificate of Incorporation	8-K	001-40284	3.1	December 13, 2021

4.2	Amended and Restated Bylaws	8-K	001-40284	3.1	November 21, 2022

4.3	Specimen Common Stock Certificate	8-K	001-40284	4.1	December 13, 2021

4.4	Amended and Restated Registration Rights Agreement	8-K	001-40284	10.2	December 13, 2021

4.5 ±	Board Nomination and Support Agreement between Solid Power, Inc., BMW Holding B.V., and the stockholders of Solid Power, Inc. listed on Schedule A thereto, dated May 5, 2021	S-4	333-258681	4.4	August 10, 2021

5.1*	Opinion of Polsinelli PC

23.1*	Consent of Polsinelli PC (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this Form S-8)

99.1	Solid Power, Inc. 2021 Equity Incentive Plan	8-K	001-40284	10.7	December 13, 2021

107*	Fee Table

*	Filed herewith.

±	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Colorado, on this 28th day of February, 2024.

SOLID POWER, INC.

By:	/s/ John Van Scoter
	Name:	John Van Scoter
	Title:	President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Van Scoter, Kevin Paprzycki, and James Liebscher, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Van Scoter	President, Chief Executive Officer, and Director	February 28, 2024
John Van Scoter	(Principal Executive Officer)

/s/ Kevin Paprzycki	Chief Financial Officer and Treasurer	February 28, 2024
Kevin Paprzycki	(Principal Financial and Accounting Officer)

/s/ Erik Anderson	Director	February 28, 2024
Erik Anderson

/s/ Kaled Awada	Director	February 28, 2024
Kaled Awada

/s/ Rainer Feurer	Director	February 28, 2024
Rainer Feurer

/s/ Steven H. Goldberg	Director	February 28, 2024
Steven H. Goldberg

/s/ Susan Kreh	Director	February 28, 2024
Susan Kreh

/s/ Aleksandra Miziolek	Director	February 28, 2024
Aleksandra Miziolek

/s/ Lesa Roe	Director	February 28, 2024
Lesa Roe

/s/ John Stephens	Director	February 28, 2024
John Stephens

/s/ MaryAnn Wright	Director	February 28, 2024
MaryAnn Wright

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